EXHIBIT 12.1

LEGAL& COMPLIANCE, LLC

LAURA ANTHONY, ESQ.

JOHN CACOMANOLIS, ESQ*

CHAD FRIEND, ESQ., LLM

PEARL HAHN, ESQ.**

LAZARUS ROTHSTEIN, ESQ.

_______________________________

OF COUNSEL:

PAULA A. ARGENTO, ESQ.***

CRAIG D. LINDER, ESQ.****

PETER P. LINDLEY, ESQ., CPA, MBA

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

WWW.LEGALANDCOMPLIANCE.COM WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

*	licensed in FL and NY
**	licensed in NY
***	licensed in DC
****	licensed in FL, CA and NY

December 22, 2017

VirTra, Inc.

7970 S. Kyrene Rd.

Tempe, AZ 85284

Re:	VirTra, Inc.
Amendment No. 2 to Offering Statement on Form 1-A (File No. 024-10739)

Ladies and Gentlemen:

We have acted as securities counsel to VirTra, Inc. (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Regulation A Offering Statement on Form 1-A, as filed on September 11, 2017, with the File No. 024-10739, as amended (the “Offering Statement”), which anticipates (i) the sale and issuance of up to 2,857,142 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) by the Company (the “Shares”), and (ii) the issuance of warrants (the “Warrants”) to purchase that number of shares of Common Stock as contemplated pursuant to the Offering Statement (the “Warrants Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with rendering this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to this opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

We have reviewed: (a) the articles of incorporation, as amended, of the Company; (b) the bylaws, as amended, of the Company; (c) the offering circular; (d) form of Subscription Agreement; and (e) such other corporate documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that (i) the Shares, when issued and delivered in the manner and/or the terms described in the Offering Statement as filed (after it is declared qualified), will be validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the underwriters of this offering for their services thereof, the Warrants being acquired pursuant to the Offering Statement, when issued and acquired as contemplated in the Offering Statement will be duly authorized and constitute valid and legally binding obligations of the Company, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Offering Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada and (b) the federal laws of the United States. We express no opinion as to laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion should the laws be changed after the effective date of the Offering Statement by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832